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EXHIBIT 99.1

Pacific Crest Capital, Inc. 1994 Employee
Stock Purchase Plan, as amended

PACIFIC CREST CAPITAL, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

ARTICLE I
PURPOSE AND EFFECTIVE DATE

    1.1 Purpose of Plan. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of the Company in order to increase their proprietary interest in the success of the Company.

    1.2 Effective Date of Plan. The effective date of the Plan is January 1, 1994.

ARTICLE II
DEFINITIONS

    Whenever capitalized in the text, the following terms shall have the meanings set forth below.

    2.1 "Account" shall mean the account established pursuant to Section 3.5 to hold a Participant's contributions to the Plan.

    2.2 "Base Compensation" shall be an Employee's annualized rate of compensation.

      (a) In the case of a salaried Employee, "Base Compensation" shall be determined with respect to the Employee's salary in effect at the commencement of the Option Period.

      (b) In the case of an hourly Employee, "Base Compensation" shall be the Employee's hourly rate in effect at the commencement of the Option Period times the number of hours that the Employee is regularly scheduled to work.

      (c) "Base Compensation" does not include bonuses, overtime, deferred compensation, or Company contributions to any Employee benefit plan.

    2.3 "Board" shall mean the Board of Directors of Pacific Crest Capital, Inc.

    2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.5 "Common Stock" shall mean Common Stock of Pacific Crest Capital, Inc.

    2.6 "Committee" shall mean the Board of Directors of Pacific Crest Capital, Inc. or a committee designated by the Board to administer the Plan.

    2.7 "Company" shall mean Pacific Crest Capital, Inc., a Delaware corporation, as well as any Parent or Subsidiary corporations whose employees participate in the Plan with the consent of the Board of Directors.

    2.8 "Continuous Employment" shall mean employment without interruption by the Company. Employment shall not be considered interrupted because of—

      (a) Transfers of employment between the Company and its Subsidiary or Parent corporations, or

      (b) Any leave of absence approved by the Company.

    2.9 "Employee" shall mean any person, including officers and directors, employed by the Company. This term shall not include directors unless they are employed by the Company in a position in addition to their duties as a director.

    2.10 "Eligible Employee" shall mean any Employee who has satisfied the eligibility conditions of Section 3.1 below.

    2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    2.12 "Fair Market Value" shall mean on any given date, the average of the highest and lowest market prices of Common Stock, as reported on the NASDAQ for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

    2.13 "Insider" shall mean a Participant who is an officer or director subject to the provisions of Section 16 of the Exchange Act.

    2.14 "Option" shall mean a stock option granted pursuant to the Plan.

    2.15 "Option Period" shall mean the period beginning on January 1 and ending on the following December 31. In the case of Participants who are employed by a Subsidiary of the Company that is spunoff to its stockholders by means of a stock dividend, the Option Period shall end on the day before the record date for stockholders with respect to the Company's issuance of that stock dividend.

    2.16 "Plan" shall mean the Pacific Crest Capital, Inc. 1994 Employee Stock Purchase Plan.

    2.17 "Participant" shall mean an Eligible Employee who has been granted an Option under the Plan.

    2.18 "Stockholder" shall mean the holders of outstanding shares of the Common Stock.

    2.19 "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if at the time in question, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.20 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time in question, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

    3.1 Eligibility

      (a) All Employees of the Company—

        (i)  Who have completed a period of Continuous Employment of at least thirty (30) days prior to the date options are granted under the Plan, and

        (ii) Whose customary employment exceeds twenty (20) hours per week, shall be eligible to participate in the Plan.

      (b) No Employee may be granted an option if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the company or of a Parent or Subsidiary corporation.

      (c) For purposes of Paragraph (b), an Employee's ownership interest shall be determined in accordance with the provisions of Section 424(d) of the Code.

    3.2 Payroll Withholding

      (a) Eligible Employees may enroll as Participants by executing, prior to the commencement of each Option Period, a form to be provided by the Committee on which they may designate—

        (i)  The portion of their Base Compensation, in any multiple of $5.00, to be deducted semi-monthly and contributed to their Accounts for the purchase of shares of Common Stock, and/or

        (ii) The amount of funds, if any, which they will deposit at the beginning of the Option Period for the purchase of shares of Common Stock.

      (b) Once chosen, the semi-monthly contribution for that Option Period cannot be decreased or increased without terminating the Option. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that the Participant failed to make while on a Company-approved unpaid leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Option Period during which the leave of absence began.

    3.3 Limitations

      (a) The aggregate maximum dollar amount which may be designated by a Participant to be applied to the purchase of shares under the Plan may not exceed fifteen percent (15%) of his or her Base Compensation.

      (b) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock at a rate that exceeds twenty-five thousand dollars ($25,000) per Option Period.

        (i)  This limitation shall apply to the Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Section 423 of the Code that are maintained by the Company and its Subsidiary and Parent corporations.

        (ii) This dollar limitation applies to the Fair Market Value of Common Stock (determined at the time the Option is granted) for the Option Period in which the Option is outstanding.

        (iii) This limitation shall be applied in a manner consistent with the provisions of Section 423(b)(8) of the Code.

    3.4 Granting of Options

      (a) Upon the Employee's completion and return of the enrollment form, the Committee will, at the commencement of the Option Period, grant an Option to allow the Participant to purchase the number of whole shares of Common Stock calculated by—

        (i)  Multiplying the dollar amount of the semi-monthly deduction designated by a Participant by twenty-four (24),

        (ii) Adding the resulting product to the amount of funds (if any) to be deposited by the Participant with the Plan at the beginning of the Option Period, and

        (iii) Dividing this amount by the Fair Market Value of one share of Common Stock on the first day of the Option Period.

      (b) The price at which each share covered by an Option may be purchased will in all instances be the LESSER of—

        (i)  One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the FIRST day of the applicable Option Period, or

        (ii) Ninety percent (90%) of the Fair Market Value of a share of Common Stock on the LAST day of that Option Period.

      (c) Options shall be evidenced by an agreement between the Participant and the Company in a form approved by the Committee.

    3.5 Establishment of Accounts

      (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

        (i)  All the Accounts will bear passbook interest rates.

        (ii) The Committee shall prescribe the rules and procedures as it deems necessary or appropriate regarding the handling of Participant contributions.

      (b) A Participant may not withdraw any portion of the funds accumulated in his or her Account without terminating his or her Option pursuant to Section 4.1 below.

ARTICLE IV
OPTIONS

    4.1 Termination of Options

      (a) An Option shall terminate upon the Participant's voluntary withdrawal from the Plan. A Participant may withdraw from the Plan at any time prior to the last day of the Option Period by submitting written notice to the Human Resources Department of the Company.

      (b) If a Participant who is an Insider ceases participation in the Plan, he cannot recommence participation until the first day on which he is permitted to do so under the terms of Article III above, provided that date is at least six (6) months after the date on which he ceased participation in the Plan. The provisions of this Paragraph (b) shall become effective at such time as the Company elects that all of its employee benefit plans be governed by the version of Rule 16b-3 under the Exchange Act that was promulgated by the Securities and Exchange Commission in final form during 1991.

      (c) An Option also shall terminate automatically if the Participant holding the Option ceases to be employed by the Company for any reason (including death, disability or retirement) prior to the last day of the Option Period.

      (d) For purposes of Paragraph (c) above, a Participant's employment will not be considered to have been terminated by reason of a leave of absence taken in accordance with the Company's leave of absence policy, provided the leave of absence does not exceed five (5) months. If the leave of absence exceeds five (5) months, the Participant will be deemed to have ceased to be employed on the first day following the end of the five (5) month period.

      (e) Upon any termination of an Option, all amounts held in the Participant's Account, including the interest earned thereon, shall be refunded to the Participant.

    4.2 Exercise of Options

      (a) Unless terminated prior to the last day of the Option Period, Options granted at the commencement of an Option Period will be exercised automatically on the last day of that Option Period.

      (b) As soon as practicable after the last day of the Option Period, a Participant shall receive a certificate for the whole number of shares of Common Stock purchased with the funds from the Participant's Account.

      (c) If the amount in the Participant's Account on the date of purchase exceeds the total purchase price of the shares subject to the Option, the surplus shall be refunded to the Participant as soon as reasonably practicable after the end of the applicable Option Period.

      (d) If at any time during an Option Period a Participant ceases receiving compensation from the Company without terminating employment (e.g., while on a Company-approved leave of absence), and, as a result, the amount in the Participant's Account at the end of the Option Period is insufficient to purchase all the shares covered by the Option granted to the Participant, as many whole shares as can be purchased out of the contributed funds will be acquired. The balance of the funds, if any, shall be refunded to the Participant.

      (e) Except as provided in Section 3.2(b), payment for shares to be purchased at the termination of the Option Period may only be made from funds—

        (i)  Deposited at the beginning of an Option Period, and/or

        (ii) Accumulated through payroll deductions made throughout the Option Period.

    4.3 Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant.

ARTICLE V
COMMON STOCK

    5.1 Shares Subject to Plan

      (a) The maximum number of shares of Common Stock which may be issued under the Plan is 75,000 shares, subject to adjustment in certain circumstances as provided in Section 5.2 below.

      (b) If any outstanding Option is terminated for any reason, the shares allocable to the Option may again become subject to purchase under the Plan.

      (c) The Common Stock issuable under the Plan may either be previously unissued Common Stock or may have been reacquired by the Company in the open market or otherwise.

      (d) If at any time the number of shares for which options are to be granted under the Plan pursuant to Participants' designations exceeds the number of shares then remaining available under the Plan, the Committee shall make pro rata adjustments to Participants' designations in a uniform manner. Written notice of any of the adjustments shall be given to each affected Participant.

    5.2 Adjustment upon Changes in Capitalization. A proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Options if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividends, or similar capital adjustment.

ARTICLE VI
PLAN ADMINISTRATION

    6.1 Administration

      (a) The Plan shall be administered by the Committee.

      (b) Acts by a majority of the Committee at which a quorum is present, or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      (c) Subject to the provisions of the Plan, the Committee shall have authority:

        (i)  To interpret the Plan;

        (ii) To determine whether Options shall be offered under the Plan with respect to a particular Option Period;

        (iii) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option granted under the Plan;

        (iv) To prescribe rules and procedures relating to the Plan; and

        (v) To take all other actions necessary or advisable for the administration of the Plan.

      (d) All decisions of the Committee shall be final and binding on all Participants and any other holders of Options.

    6.2 Indemnification of the Committee

      (a) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      (b) To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Committee, and any other Employee with duties under the Plan, against expenses (including, but not limited to, any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of his or her duties under the Plan.

      (c) This indemnity shall not apply, however, if—

        (i)  It is determined in the action, lawsuit, or proceeding that the Committee member is guilty of gross negligence or intentional misconduct in the performance of his or her duties, or

        (ii) The Committee member fails to assist the Company in defending against any such claim.

      (d) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.

      (e) The Company shall not be obligated to indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

ARTICLE VII
MISCELLANEOUS MATTERS

    7.1 Uniform Rights and Privileges. Except for the limitations of Section 3.3, the rights and privileges of all Participants under the Plan must be the same.

    7.2 Rights as a Stockholder.

      (a) No person shall have any stockholder rights with respect to shares covered by an Option until a stock certificate for the shares is issued and delivered to the person.

      (b) No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Option.

    7.3 Application of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Options shall be used for general corporate purposes.

    7.4 Holding Period. To the extent that the Company elects to be subject to the provisions of revised Rule 16b-3(d)(ii) promulgated under the Exchange Act, Insiders acquiring Common Stock under the Plan must hold the stock for at least six (6) months after the last day of the Option Period prior to disposing of the stock.

    7.5 Amendment and Termination

      (a) The Board may at any time alter, amend, suspend, or terminate the Plan with respect to any shares not already subject to options.

      (b) No amendment may be adopted without the approval of the Stockholders that would—

        (i)  Materially increase the benefits accruing to Participants in the Plan,

        (ii) Increase the number of shares that may be issued under the Plan,

        (iii) Materially modify the requirements as to eligibility for participation,

        (iv) Extend the term of the Plan,

        (v) Alter the option price formula, or

        (vi) Cause the Plan to fail to meet the requirements to qualify as an "employee stock purchase plan" under Section 423 of the Code.

    7.6 Interpretation

      (a) If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

      (b) Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

      (c) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

    7.7 Stockholder Approval

      (a) No shares of Common Stock shall be issued under the Plan unless it shall have been approved by the stockholders of the Company. If the Plan is not approved by the Company's stockholders within that time period, the Plan and all Options issued under the Plan will terminate and all contributions will be refunded to the Participants together with any interest earned thereon.

      (b) This approval by the Company's stockholders must relate to both—

        (i)  The aggregate number of shares to be granted under the Plan, and

        (ii) The corporations whose employees may be Participants in the Plan.

    7.8 No Rights to Employment. Neither the adoption of the Plan nor the granting of any Option shall confer upon any Employee any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Employee at any time, with or without cause.

    7.9 Governing Law. The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the state of Delaware.

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EXHIBIT 99.1 Pacific Crest Capital, Inc. 1994 Employee Stock Purchase Plan, as amended
PACIFIC CREST CAPITAL, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
ARTICLE I PURPOSE AND EFFECTIVE DATE
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND PARTICIPATION
ARTICLE IV OPTIONS
ARTICLE V COMMON STOCK
ARTICLE VI PLAN ADMINISTRATION
ARTICLE VII MISCELLANEOUS MATTERS